                                                                   EXHIBIT 10.21

                            C.D. SMITH DRUG COMPANY
                         EMPLOYEE STOCK OWNERSHIP PLAN
                        AMENDMENT DATED JANUARY 1, 1998

THIS AMENDMENT is adopted the 1st day of January, 1998, by and between C. D. Smith Drug Company (hereinafter the "Company") and George K. Baum Trust Company (hereinafter the "Trustee");

WHEREAS, the Company and the Trustee heretofore entered into the C. D. Smith Drug Company Employee Stock Ownership Plan (the "Plan"); and

WHEREAS, pursuant to the terms of the Plan, the Company reserved the right to amend the Plan from time to time in its discretion; and

WHEREAS, the Company now desires to amend the Plan to permit additional employers to participate in the Plan and to give employees credit for past service with James Brudnick Company, Inc., General Drug Company, and SBS Pharmaceuticals, Inc. in calculating years of service for purposes of eligibility to participate in the Plan; and

WHEREAS, the Company now desires to amend the Plan to provide that certain restrictions on Employer Securities distributed under the Plan will not apply if such shares are publicly traded.

NOW, THEREFORE, in consideration of these premises, the Plan is hereby amended as follows, effective upon adoption of this Amendment unless otherwise noted;

1. Section 1.02 is deleted in its entirety and a new Section 1.02 is added to read as follows:

"`Employer' means C.D. Smith Drug Company, or any other employer that with the written consent of C.D. Smith Drug Company adopts this Plan."

2. Section 2.01 is amended by adding the following paragraph at the end thereto:

"An Employee shall be an Excluded Employee if he is a member of an employees' association subject to either (1) the Agreement between James Brudnick Company and the Driver/Chauffeur Employees Association, or (2) the Agreement between James Brudnick Company and the Warehouse Production, Office, Clerical and Non-Management Employees Association."

3.   Section 2.02 is amended by adding the following sentence thereto:

"Notwithstanding the foregoing provisions of this Section 2.02, effective January 1, 1998: (1) in the case of an Employee who was employed by James Brudnick Company, Inc., or SBS Pharmaceuticals, Inc. prior to October 3, 1997, and who continued employment with the Employer on October 3, 1997, for purposes of participation, the Employee shall be credited with Years of Service on the same basis as if employed by the Company for each period of employment with James Brudnick Company, Inc. or SBS Pharmaceuticals, Inc.; and (2) in the case of an Employee who was employed by General Drug Company prior to October 3, 1997, and who continued employment with the Employer on October 3, 1997, for purposes of participation, the Employee shall be credited with Years of Service on the same basis as if employed by the Company for each period of employment with General Drug Company."

4.     Section 11.01 is amended by adding the following sentence thereto:

"Notwithstanding the preceding provisions of this Section, Employer Securities shall not be subject to a put option under this Section 11.01 if such shares are publicly traded at the time that such put option may be exercised."

5.     A new Section 11.02(A) is added to read in its entirety as follows:

"(A)   Employer Securities Acquired with the Proceeds of an Exempt Loan.
Employer Securities acquired with the proceeds of an Exempt Loan shall not be subject to the rights of refusal under this Section 11.02 if such shares are publicly traded at the time such rights may be exercised."

6.     A new Section 11.02(B) is added to read in its entirety as follows:

"(B)   Stock Certificate Legend. All certificates for shares distributed pursuant to this Plan shall contain the following legend:

               `The shares represented by this certificate are transferable only upon compliance with the terms of the C. D. SMITH DRUG COMPANY EMPLOYEE STOCK OWNERSHIP PLAN, effective as of December 31, 1991, which grants to
       C. D. Smith Drug Company and the Trustee of the C. D. SMITH DRUG COMPANY EMPLOYEE STOCK OWNERSHIP PLAN a right of first refusal, a copy of said Plan being on file in the office of the Company.'

Notwithstanding anything herein to the contrary, the foregoing legend shall not be required to be disclosed on the shares of Employer Securities distributed from the Trust if such shares are not subject to a right of first refusal under
Section 11.02."

7.     Section 11.06 is amended by adding the following paragraph thereto:

       "(e)    `Publicly traded' means Employer Securities are quoted on the
National Association of Securities Dealers Automated Quotation (NASDAQ) SmallCap Market system or National Market System, or are listed on the New York or American Stock Exchanges or other nationally recognized exchange at the time of distribution, without regard to other facts and circumstances, including but not limited to, the market price or volume of trading activity."

The Company and the Trustee hereby agree to the provisions of this amendment and, in witness of their agreement, the Company and the Trustee have signified their acceptance, as of the day and year first above appearing.

                         C.D. SMITH DRUG COMPANY
                         "COMPANY"


By: /s/ Delora J. Jamison
   ----------------------------------
Title: VP/Admin
      -------------------------------

                         GEORGE K. BAUM TRUST COMPANY
                         "TRUSTEE"

By: /s/ Stephen W. Crider
   ----------------------------------
Title: President
      -------------------------------

                                      -3-